Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated July 18, 2024, relating to the financial statements of M3-Brigade Acquisition V Corp. as of March 31, 2024, and for the period from March 12, 2024 (inception) through March 31, 2024, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey
July 18, 2024